EXHIBIT 3.1(ii)

                                    RESTATED
                               REVISED and AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                               K.H.F. TECHNOLOGIES


Of the March 6th Annual Meeting of Shareholders of K.H.F. Restaurants, held in the offices of James N. Barber Attorney at Law Suite 100, Bank One Tower 50 West Broadway Salt Lake City, Utah, on the proposal by the Board of Directors to approve a name change from K.H.F. Restaurants to K.H.F. Corporation or any such name that is available, by the Secretary of State of Nevada, the State of Incorporation, to reflect a new direction for the Company to pursue a new plan of business. The Chairman noted that this proposal requires only an affirmative vote of the Shareholders of a majority of the votes cast in person or but proxy. On the count of the vote it was duly noted that their were 2,000, 000 votes for, none against, and no votes abstained out of a total of 2,160,000 outstanding as of the date of the Shareholder Meeting. The number of votes in favor of this proposal being sufficient for approval, the Chairman declared this proposal APPROVED.

Pursuant to the provisions of Section 78.385 through 78.403 of the Nevada Revised Statutes, K.H.F. Restaurants, a Nevada corporation, hereinafter referred to as the, ACompany@ hereby adopts the following Revised and Amended Articles of
Incorporation:

FIRST:    The name of the Corporation is K.H.F. Technologies

SECOND:   The Articles of Incorporation shall be amended to read as follows

                                    ARTICLE I
                                      NAME

The name of the Corporation shall be K.H.F. Technologies

                                   ARTICLE 11
                               PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law

                                   ARTICLE III
                                    PURPOSES

The Corporation is organized for the purpose conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

                                   ARTICLE IV
                                AUTHORIZED SHARES

The Corporation is authorized to issue a total of 60,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.0001 per share (hereinafter referred to as "Preferred Stock") and 50,000,000 shares of common stock having a par value $0.0001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued. without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences. limitations, and relative rights of the series, all before the issuance of any shares of that series

(c) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or 'in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

                                    ARTICLE V
                   NON-ACCESSIBILITY FOR DEBTS OF CORPORATION

After the amount of the subscription price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

                                   ARTICLE VI
                              NO CUMULATIVE VOTING

Except as may otherwise be required by law, these Articles of Incorporation. or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Article IV of these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of Common Stock shall have one vote per share of Common Stock held. Cumulative Voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted

                                   ARTICLE VII
                              NO PREEMPTIVE RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock may be issued and disposed of pursuant to an appropriate resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                  ARTICLE VIII
                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

No contract or other transaction between the Corporation and one or more or its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, if the circumstances specified in any of the following paragraphs exist:

(a) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors;

(b) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(c) The contract or transaction is fair as to the Corporation at the time it is authorized or approved

                                   ARTICLE IX
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

(a) The Corporation shall indemnify each director and officer of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a parry by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit. or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

(b) The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer. employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.

                                    ARTICLE X
                        LIMITATION ON DIRECTORS LIABILITY

To the full extent permitted by the Nevada Revised Statutes, directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of their fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; (b) the payment of distribution in violation of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time or any successor statute thereto.

                                   ARTICLE XI
                         NO LIMITATIONS ON VOTING RIGHTS

To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends. terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock resident in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of Common Stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation. Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from tine to time.




                                  ARTICLE XIII
                                   AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these Articles of Incorporation from time to time in accordance with the laws of the state of Nevada; and all rights conferred herein on stockholders are granted subject to this reservation.

                                   ARTICLE XIV
                        ADOPTION AND AMENDMENT OF BYLAWS

The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the law of the state of Nevada now or hereafter existing.

                                   ARTICLE XV
                                 GOVERNING BOARD

The governing board of the Corporation shall be known as the "Board of Directors." The Board of Directors must have at least one director or as otherwise specified in its bylaws or directors resolutions

                                   ARTICLE XVI
                            POWERS OF GOVERNING BOARD

The governing board of the Corporation is specifically granted by these AArticles of Incorporation@ all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the law of the state of Nevada now or hereafter existing.

          By executing these Revised and Amended Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on March 6th, 2000 , the foregoing amendment to the Articles of Incorporation of K.H.F. Corporation, was authorized and approved pursuant to
Section 78.390 of the Nevada Revised Statutes by the cement of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was of which 1,000,000 shares voted for, no shares voted against and no shares abstained from the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to Vote thereon as a Class.







_____________________________________
Gary Lewis, President/Director


_____________________________________
Jeanie Hildebrand, Secretary/Treasurer/Director




DATED this ____________ day of ________, 2000


          On this _____ of ___________ 2000, personally appeared before me the undersigned, a notary public, Gary Lewis and Jeanie Hildebrand, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above-named corporation, that they signed the foregoing
Articles of Amendment to the Articles of Incorporation and that the statements contained therein are true

                                                           WITNESS MY HAND
AND OFFICIAL SEAL.


______________________________________
                                                            Notary Public



                     RESOLUTION OF THE BOARD OF DIRECTORS OF
                               K.H.F. Technologies
                     Amendment of Articles of Incorporation

The following resolution duly adopted by the Board of Directors of K.H.F. Technologies, a Nevada corporation, pursuant to the Nevada Corporation Law which allows for the adoption of resolutions by the majority consent of the Board of Directors which at this time represents 93% of the shareholders of the company.

The Board of Directors hereby adopts the following resolution after discussion and consideration among the Directors, effective this 7th day of March 2000.

WHEREAS, the Company has reviewed the Amended Articles of Incorporation dated March 7th 2000, and after discussion and consideration, has determined that acceptance of the Amended Articles of Incorporation is in the best interest of the Company, therefore

RESOLVED, that the Company hereby approves the Amended Articles of Incorporation and Bylaws dated March 7th 2000.

The foregoing Action has been read and is approved by the undersigned, being all of the Board of Directors of the above named Company



_______________________________
__________________________________
Gary Lewis President/Director
Jeanie Hildebrand Secretary/Treasurer/Director







                             CERTIFICATE OF OFFICER

The undersigned does hereby certify that such person is the President of K.H.F. Technologies, a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing Amended Articles of Incorporation of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated March 7th, 2000, and that the above and foregoing Amended Articles of Incorporation are now in full force and effect and supersede and replace any prior bylaws of the corporation.

DATED this  7th day of March, 2000.


_________________________________
Gary Lewis
President/Director